SunCoke Energy Partners, L.P. Q4 2016 Earnings and 2017 Guidance Conference Call January 26, 2017 Exhibit 99.2

Forward-Looking Statements This slide presentation should be reviewed in conjunction with the Fourth Quarter 2016 earnings and 2017 guidance release of SunCoke Energy Partners, L.P. (SXCP) and conference call held on January 26, 2017 at 10:00 a.m. ET. Some of the information included in this presentation constitutes “forward-looking statements.” All statements in this presentation that express opinions, expectations, beliefs, plans, objectives, assumptions or projections with respect to anticipated future performance of SunCoke Energy, Inc. (SXC) or SXCP, in contrast with statements of historical facts, are forward-looking statements. Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. Forward-looking statements include information concerning possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Although management believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this presentation are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved when anticipated or at all. Moreover, such statements are subject to a number of assumptions, risks and uncertainties. Many of these risks are beyond the control of SXC and SXCP, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Each of SXC and SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. For more information concerning these factors, see the Securities and Exchange Commission filings of SXC and SXCP.  All forward-looking statements included in this presentation are expressly qualified in their entirety by such cautionary statements. Although forward-looking statements are based on current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. SXC and SXCP do not have any intention or obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or after the date of this presentation, except as required by applicable law. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in the Appendix.   SXCP Q4 2016 Earnings and 2017 Guidance Call

Simplification Transaction Update Negotiations with SXC remain ongoing; SXCP advisors have been retained Conflicts Committee/advisors financial & legal diligence ongoing Anticipate maintaining existing distribution policy during ongoing dialogue with SXC around proposed Simplification Transaction Proposed MLP Regulations Update Evaluating options for engaging with appropriate parties to address concerns with scope of final qualifying income regulations Jan. 19 – IRS issued final regulations stating that the coking of coal does not generate qualifying income (to be published in the Federal Register on Jan. 24) Jan. 20 – Regulatory freeze issued; non-emergency regulations not yet published in the Federal Register should be withdrawn immediately Jan. 24 – Final regulations circumvented regulatory freeze; now published in Federal Register and in effect Recent Business Updates SXCP Q4 2016 Earnings and 2017 Guidance Call

2016 Accomplishments Achieved Financial Objectives Delivered FY 2016 Adj. EBITDA attributable to SXCP of ~$210M, within guidance range of $207M to $217M Deployed ~$61M of excess cash(1) to de-lever balance sheet by ~$85M in FY 2016 Maintained attractive quarterly distribution throughout FY 2016 Managed Through Challenging Market Conditions Navigated through and remained responsive to industry backdrop; cyclicality did not materially impact SunCoke’s contracts nor earnings power Delivered Operating Excellence Achieved solid safety and operating performance across fleet Executed gas sharing project at Haverhill 1 Optimized Cokemaking and Coal Logistics Asset Base Achieved record results at Middletown coke facility Commissioned shiploader and secured new CMT business SXCP Q4 2016 Earnings and 2017 Guidance Call Reduced SXCP gross debt by >$100M via open market repurchases and revolver pay down by using ~$77M cash, or ~$61M net of sale leaseback proceeds.

Q4 and FY 2016 Overview Q4 and FY 2016 net income attributable to SXCP increased $9.6M and $33.7M due to Full-year contribution of CMT Gain on extinguishment of debt and favorable adjustment to contingent consideration Q4 ‘16 Adj. EBITDA attributable to SXCP of $76.7M up $19.9M due to Full-year benefit of CMT deferred revenue recognition FY ‘16 Adjusted EBITDA attributable to SXCP of ~$210M within guidance range of $207M – $217M ($ in millions) For a definition and reconciliation of Adjusted EBITDA, please see appendix. SXCP Q4 2016 Earnings and 2017 Guidance Call ($ in millions) Attrib. to NCI Attrib. to SXCP Attrib. to Previous Owner Attrib. to NCI Attrib. to SXCP Attrib. to Previous Owner

Q4 and FY 2016 Overview

SXCP SXCPartners

Distributable Cash Flow[1]


($ in millions)
$32.2
$31.8
$117.1
$152.3
Q4 '15
Q4 '16
FY '15
FY '16

Distribution Cash Coverage Ratio[1]


1.15x
1.08x
1.06x
1.31x
1.19x
Q4 '15
Q4 '16
FY '15
FY '16
FY '16 (2)

(1) For a definition and reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Cash Coverage Ratio, please see appendix.
(2) Distribution Cash Coverage Ratio excluding $13.9M sponsor support in FY 2016.

Q4 2016 DCF of $31.8M comparable to prior year period

FY 2016 DCF of $152.3M up $35.2M, with strong coverage ratio of 1.31x

- Full-year contribution of CMT
- Includes 1H '16 corporate cost and IDR holiday/deferral of ~$14M

Excluding ~$14M sponsor support, would still maintain solid FY 2016 coverage ratio of 1.19x[2]

SXCP Q4 2016 Earnings and 2017 Guidance Call 6

Adj. EBITDA(1) – Q4 ‘15 to Q4 ‘16 ($ in millions) Q4 2016 includes $31.5M recognition of previously deferred revenue related to take-or-pay shortfalls throughout 2016 as compared to $5.3M in Q4 2015. For a definition and reconciliation of Adjusted EBITDA, please see appendix. (1) (1) ($3.5M) – Impact of HHO turbine failure $21.9M – CMT(1) $2.6M – Lake Terminal coal ToP true-up Q4 ‘16 performance driven by benefit of CMT deferred revenue recognition SXCP Q4 2016 Earnings and 2017 Guidance Call

Adj. EBITDA(1) – FY ‘15 to FY ‘16 ($ in millions) For a definition and reconciliation of Adjusted EBITDA, please see appendix (1) (1) Anticipated with FY 2016 Guidance ($5.1M) – Lower energy sales related to HH Chemicals and scheduled outages ($3.6M) – Lower yield primarily due to lower coal prices Unanticipated impact to segment results ($3.5M) – Impact of HHO turbine failure $29.9M – Full-year contribution of CMT ($4.7M) – Domestic Coal Logistics, primarily due to lower volumes Strong improvement in FY 2016 Adjusted EBITDA driven by full-year contribution of CMT results SXCP Q4 2016 Earnings and 2017 Guidance Call Higher allocation of Corporate costs from SXC, offset by absence of deal costs and lower professional services spend Mark-to-market adjustments for BoD deferred compensation

Coke Business Summary Delivered FY 2016 Adjusted EBITDA within guidance range Cokemaking Performance (100% Basis)(1,2) /ton /ton /ton /ton /ton 583K 581K 579K 595K Sales Tons 581K Represents Haverhill, Middletown and Granite City on a 100% basis. For a definition and reconciliation of Adjusted EBITDA and Adjusted EBITDA per ton, please see appendix. Domestic Coke Adj. EBITDA(1,2) down $3.1M vs. Q4 2015 $3.5M impact from HHO turbine failure (~$6/ton) Achieved solid FY 2016 Adj. EBITDA/ton(1,2) of ~$71/t Delivered FY 2016 Coke Adjusted EBITDA(1,2) of $167M Record performance at MTO Within $160M – $170M guidance range(2) (2) SXCP Q4 2016 Earnings and 2017 Guidance Call (Coke Production, Kt)

Coal Logistics Business Summary

SXCP SXCPartners

Strong improvement in Q4 volumes across Coal Logistics fleet; CMT Adj. EBITDA of ~$51M within FY 2016 guidance range



Coal Logistics Performance
(Tons Handled, Kt)
$21.1M
$5.9M
$5.3M
$7.0M
$45.0M
5,555
4,035
3,938
4,055
5,441
4,160
3,090
2,962
3,214
3,710
1,395
945
976
841
1,731
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
CMT Adj. EBITDA(1)
$16.3M
$3.8M
$4.2M
$4.3M
$38.2M
Total Coal Logistics Adj. EBITDA ($M)(1)
CMT (coal & liquids)
Coal Logistics (ex. CMT)

Higher Q4 '16 volumes driving improved Adj. EBITDA

- Significant increase in met. and thermal coal prices during Q4
- Includes $26.2M of higher deferred revenue vs. FY 2015[2]

Convent contributed ~$51M to FY 2016 Adjusted EBITDA

- Includes 4.5M of actual volume
- Also includes higher than expected merchant thermal coal volumes of ~200K tons

(1) Adjusted EBITDA includes Coal Logistics when it is recognized as GAAP revenue. For a definition and reconciliation of Adjusted EBITDA, please see appendix.
(2) Q4 2016 includes $31.5M recognition of previously deferred revenue related to take-or-pay shortfalls throughout 2016 as compared to $5.3M in Q4 2015.

SXCP Q4 2016 Earnings and 2017 Guidance Call 10

FY 2016 Capital Deployment

SXCP SXCPartners

Strong cash flow generation from coke and coal logistics operations deployed primarily for de-levering, CapEx and SXCP distributions

(Attrib. SXCP)	Q3 '15	Q4 '15	Q4 '16
Total Debt	$944M	$899M	$813M
Leverage[4]	4.12x	3.93x	3.88x



($ in millions)
$48.6
$183.6
$17.2
$8.4
($37.1)
($119.9)
($76.1)
$17.1
$41.8
• ($67.0M) – SXC[2]
• ($49.4M) – Public unitholders
• ($3.5M) – Non-controlling interests
• $65.0M – SXCP bond repurchases[3]
• $10.0M – SXCP revolver
• $1.1M – CMT promissory note repayment
• $16.2M – SXCP sale leaseback
Revolver Availability
$77M
Consol. Cash @ Beg. 2016
Net Cash Provided by Operating Activities
Decrease in Restricted Cash
SXC Corp. Cost and IDR Holiday
CapEx[1]
Cash Distributions to Unitholders and NCI
Gross De-levering
Other
Consol. Cash @ YE 2016

(1) Includes $5.0M of total capitalized interest and $11.2M of pre-funded capex related to the CMT shiploader. Excluding these items, FY 2016 CapEx in line with guidance
(2) Includes $60.4M for LP distributions, $4.2M for IDR payment and $2.4M for distributions to SXC for its 2% General Partner interest.
(3) Average bond repurchase price of ~$0.7259, resulting in ~$90M of face value debt repurchased during full-year 2016.
(4) Leverage for Q3 2015 and Q4 2015 calculated using Proforma FY 2015 Adjusted EBITDA attributable to SXCP of ~$229M, which included $52.5M contribution of CMT (midpoint of FY 2016 guidance) and the full year impact of a dropdown of 23% in Granite City.

SXCP Q4 2016 Earnings and 2017 Guidance Call 11

Capital Priorities

SXCP SXCPartners

Successfully executed against FY 2016 capital allocation initiatives

SXCP Distribution History



+44%
$0.4125 MQD(1)
$0.3071
$0.4225
$0.4325
$0.4750
$0.5000
$0.5150
$0.5275
$0.5408
$0.5715
$0.5825
$0.5940
$0.5940
$0.5940
$0.5940
$0.5940
$0.5940
May '13 (2)
Aug '13
Nov '13
Feb '14
May '14
Aug '14
Nov '14
Feb '15
May '15
Aug '15
Nov '15
Mar '16
May '16
Sep '16
Nov '16
Feb '17

(1) MQD – Minimum quarterly distribution.
(2) Actual distribution pro-rated to reflect timing of SXCP IPO.

Declared 16th consecutive quarterly cash distribution of $0.5940/unit

- Includes 9 distribution increases while maintaining solid cash coverage

Reduced SXCP gross debt by >$100M in 2016 by using ~$77M cash, or ~$61M net of sale leaseback proceeds

- Resulted in ~$85M net de-levering
- Successfully achieved goal of deploying $60M excess cash for de-levering

Anticipate maintaining existing distribution policy during ongoing dialogue with SXC around proposed Simplification Transaction

SXCP Q4 2016 Earnings and 2017 Guidance Call 12

2017 Guidance SXCP Q4 2016 Earnings and 2017 Guidance Call

Expected 2017 Adjusted EBITDA[1]

SXCP SXCPartners

Expect FY 2017 Adj. EBITDA attributable to SXCP of $210M – $220M


($ in millions)
$209.7
($4) – $1
$4 – $9
~$0
$210 – $220
• Improved KRT & CMT base volumes
• CMT spot business
• Improved yield benefit from higher coal pricing
• Absence of Haverhill turbine failure and Essar write-off
• Middletown set to annual run-rate performance
• Lower energy revenue due to Granite City gas sharing project
• Assumes production at contract maximums and no incremental spot sales(2)
FY 2016 Adj. EBITDA attrib. SXCP(1)
Domestic Coke
Coal Logistics
Corporate & Other
FY 2017E Adj. EBITDA attrib. SXCP(1)

(1) For a definition and reconciliation of Adjusted EBITDA, please see appendix.
(2) Agreed to reduce FY 2017 production at Haverhill 2 by ~75k tons, resulting in higher fixed fee per ton (no change to contract economics).

SXCP Q4 2016 Earnings and 2017 Guidance Call 14

2017 Domestic Coke Business Outlook

SXCP SXCPartners

Continue to expect solid Cokemaking operations in FY 2017; Coke Adj. EBITDA (100% basis) expected to be $163M – $168M

Coke Production & Yield (100% Basis)[1]



(Coke Production, Kt)
108%
106%
105%
101%
~101%
70%
70%
70%
70%
~70%
2,476
2,435
2,423
2,334
2,300 – 2,350
FY 2013
FY 2014
FY 2015
FY 2016[2]
FY 2017E[2]
Coke Production (100% Basis)
Coke Yield (%)
Capacity Utilization (%)

(1) Represents Haverhill, Middletown and Granite City on a 100% basis.
(2) Similar to 2016, agreed to reduce FY 2017 production at Haverhill 2 by ~75k tons, resulting in higher fixed fee per ton (no change to contract economics).

Operational performance remains consistent across fleet

- Cokemaking capacity utilization remains above 100%

Continue to deliver steady coke yields

Expect FY 2017 production[1,2] of 2.30Mt to 2.35Mt

- Again assumes full-year reduction of 75K ton at Haverhill 2 (AKS); SunCoke will be made whole[2]
- Excluding HH2, assumes production at contract max.
- Does not include any incremental spot sales

SXCP Q4 2016 Earnings and 2017 Guidance Call 15

2017 Coal Logistics Business Outlook

SXCP SXCPartners

Anticipate continued growth in Coal Logistics from increased volumes; FY 2017 Adjusted EBITDA guidance of $67M to $72M

Coal Logistics Performance



(Tons Handled, Kt)
$38.0M
$63.2M
$67M – $72M
18,864
17,469
~22,500
16,652
12,976
~14,000
2,212
4,493
~8,500
FY 2015 (1)
FY 2016
FY 2017E
Total Coal Logistics Adj. EBITDA ($M)
CMT (coal & liquids)
Coal Logistics (ex. CMT)

(1) Financial and operating data reflected as of the closing of the Convent Marine Terminal, which occurred August 12, 2015.

Expect modest recovery in KRT volumes from 2016 levels

Market dynamics driving significant increase in CMT volumes

- Expect ratable ~8Mt of base ToP volumes on compelling API2 prices
- Includes ~500Kt merchant business

Continuing active pursuit of new business opportunities across fleet

- Expect to build barge unloading capability to expand CMT services

SXCP Q4 2016 Earnings and 2017 Guidance Call 16

2017 Capital Expenditures

SXCP SXCPartners

FY 2017 CapEx outlook reflects increased spending related to Granite City gas sharing project

100% Basis

($ in millions)	2016	2017E
Ongoing	$16	$17
Other / Expansion	$0	$3
Environmental Project (Gas Sharing)[(1)]	$5	$25
Total CapEx (excl. pre-funded Ship loader)	**$21**	**$45**
Coal Logistics: Ship loader (pre-funded)	*$11*	*$0*

(1) 2017 Environmental Remediation cost at Granite City, which was pre-funded from dropdown proceeds.

Expect to begin Granite City Gas Sharing project in 2017

- Includes ~$25M of environmental CapEx
- Anticipate an additional ~$25M of CapEx in 2018 to complete project

Anticipate ~$3M expenditures to implement CMT barge unloading capabilities

SXCP Q4 2016 Earnings and 2017 Guidance Call 17

2017 Guidance & Capital Priorities

SXCP SXCPartners

Outlook assumes distributions held flat for FY 2017;
Excess cash flow after distributions will fund Granite City CapEx

	2016 Results	2017 Guidance	
($ in millions, except per unit data)	As Reported	Low	High
Adjusted EBITDA attributable to SXCP	**$210**	**$210**	**$220**
Plus:			
Corporate cost holiday/deferral[1]	$14	($8)	($8)
Coal Logistics deferred revenue	$2	$0	$0
Less:			
Ongoing capex *(SXCP share)*	$14	$17	$17
Replacement capex accrual	8	8	8
Cash tax accrual[2]	2	3	3
Cash interest accrual	49	48	48
Estimated distributable cash flow	**$152**	**$126**	**$136**
Estimated distributions[3]	**$116**	**$118**	**$118**
Total distribution cash coverage ratio[4]	**1.31x**	**1.07x**	**1.15x**

(1) In 2016, represents SXC corporate cost reimbursement and IDR holiday/deferral for Q1 and Q2. In 2017 guidance, represents repayment of Q2 2016 corporate cost reimbursement and IDR deferral.
(2) Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(3) FY 2017 guidance assumes distributions held constant at $0.5940 per quarter.
(4) Total distribution cash coverage ratio is estimated distributable cash flow divided by estimated distributions.
(5) Represents distributable cash flow less estimated distributions plus non-cash replacement capex accrual.

Expect to generate between $126M to $136M of DCF in '17

- Includes ~$8M repayment to SXC for IDR and corporate cost reimbursement deferral in Q2
- Assumes distributions held flat at $0.5940/quarter for FY 2017

Cash flow after distributions[5] of $16M – $26M will be used to fund $25M of Granite City environmental CapEx

SXCP Q4 2016 Earnings and 2017 Guidance Call 18

2017 Key Initiatives Drive strong operational & safety performance across fleet Deliver Operations Excellence Implement gas sharing technology project to drive improved environmental perfomance Begin Execution of Granite City Gas Sharing Project Continue to seek opportunities to drive incremental coke and coal logistics volumes Optimize Cokemaking and Coal Logistics Asset Base Achieve $210M – $220M Adjusted EBITDA attributable to SXCP guidance Accomplish 2017 Financial Objectives SXCP Q4 2016 Earnings and 2017 Guidance Call

Questions

Investor Relations 630-824-1987 www.suncoke.com

Appendix

Definitions Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization, adjusted for changes to our contingent consideration liability related to our acquisition of the CMT and the expiration of certain acquired contractual obligations. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership's net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA attributable to SXC/SXCP represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. •Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled. SXCP Q4 2016 Earnings and 2017 Guidance Call

Definitions Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Coal Logistics deferred revenue; less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP's financial statements, such as industry analysts, investors, lenders and rating agencies use to assess: SXCP's operating performance as compared to other publicly traded partnerships, without regard to historical cost basis; the ability of SXCP's assets to generate sufficient cash flow to make distributions to SXCP's unitholders; SXCP's ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP's financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used. Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee. SXCP Q4 2016 Earnings and 2017 Guidance Call

Adjusted EBITDA and Distributable Cash Flow Reconciliations Note: Historical periods have been recast to include Granite City operations (previous owner), which are subsequently adjusted out when calculating distributable cash flow. Proforma adjustments made for changes in EBITDA and ongoing capex attributable to the partnership, cash interest costs, replacement capital accruals, Corporate cost allocations, distribution levels and units outstanding. Proforma assumes dropdown of 75% in Granite City occurred January 1, 2015. Proforma assumes distributions were not paid to units issued in conjunction with the Convent Marine Terminal acquisition and dropdown of 23% in Granite City closed August 12, 2015. Proforma assumes the Convent Marine Terminal transaction and dropdown of 23% in Granite City were completed on July 1, 2015. Assumes pro-rata, annualized EBITDA contribution from Convent Marine Terminal. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA. In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligation expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract. Represents SXC corporate cost reimbursement holiday/deferral. Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Distributable Cash Flow as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract, at which time it will be excluded from Distributable Cash Flow. Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners. SXCP Q4 2016 Earnings and 2017 Guidance Call

2016 DCF Reconciliation

SXCP SXCPartners

($ in millions, except per unit data)	2016 Guidance Low	2016 Guidance High[(1)]	2016 Results As Reported
Adjusted EBITDA attributable to SXCP	**$207**	**$217**	**$210**
Plus:			
Corporate cost holiday/deferral[(2)]	$14	$14	$14
Coal Logistics deferred revenue	$0	$0	$2
Less:			
Ongoing capex *(SXCP share)*	$12	$12	$14
Replacement capex accrual	8	8	8
Cash tax accrual[(3)]	1	1	2
Cash interest accrual	53	49	49
Estimated distributable cash flow	**$147**	**$161**	**$152**
Estimated distributions[(4)]	**$115**	**$115**	**$116**
Total distribution cash coverage ratio[(5)]	**1.28x**	**1.40x**	**1.31x**

(1) Cash interest accrual assumes excess cash used to repurchase SXCP Sr. Notes periodically throughout 2016 at ~$0.70 per $1.00 face value.
(2) FY 2016 Guidance assumes SXC corporate cost reimbursement holiday/deferral for Q1 and Q2.
(3) Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(4) Original outlook assumes full year benefit of SXC IDR giveback and distributions held constant at $0.5940 per quarter. Current outlook assumes SXC IDR giveback/deferral for Q1 and Q2 and distributions held constant at $0.5940 per quarter. Actual capital allocation and distributions decisions to be made quarterly.
(5) Total distribution cash coverage ratio is estimated distributable cash flow divided by total estimated distributions.

SXCP Q4 2016 Earnings and 2017 Guidance Call 26

Balance Sheet & Debt Metrics SXCP Q4 2016 Earnings and 2017 Guidance Call Represents mid-point of FY 2017 guidance for Adj. EBITDA attributable to SXCP.

Expected 2017E EBITDA Reconciliation Adjusted EBITDA attributable to noncontrolling interest represents SXC’s 2% interest in Haverhill, Middletown and Granite City cokemaking facilities. Represents repayment of SXC corporate cost/IDR deferral from Q2 2016. Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Distributable Cash Flow as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract. Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level. SXCP Q4 2016 Earnings and 2017 Guidance Call

Thermal Coal Export Profitability

SXCP SXCPartners

Strengthening of API2 benchmark price should further support CMT ILB producers' competitiveness in maintaining viable exports



$90
$6
($5)
($13)
($7)
($20)
$51
API 2 Benchmark (1)
BTU Premium
Sulfur Penalty
Ocean Freight (2)
Metric to Short Conversion
Inland Freight (3)
Mine Netback
(in $ per metric tonne)
(in $ per short ton)

(1) Netback calculation example assuming $75 per metric tonne prompt API 2 benchmark.
(2) Ocean Freight for 70,000 metric tonne US Gulf/ARA Coal Panamax freight.
(3) Consists of CN rail transportation from ILB coal mines to CMT and terminal transloading costs.

Believe ILB export thermal solidly profitable with recent API2 price surge to mid-$80s/t

- Based on average ILB cash cost, netback calculation implies attractive margins

CMT remains well-positioned to serve existing ILB thermal coal producers

- Export netback appears to exceed domestic by ~$12/t

SXCP Q4 2016 Earnings and 2017 Guidance Call 29